                                  EXHIBIT 10.1

                SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS


B.1     GENERAL DESCRIPTION

The Contractor shall perform the following tasks in accordance with the terms and conditions of the contract and this Task Order. The Contractor shall perform this Task Order on a Firm Fixed Price basis, with Cost Reimbursable contract line item numbers (CLINs) as Not to Exceed. The Contractor is permitted to bill monthly on partial delivery based on actual work completed or hours expended.

B.2     SERVICES AND PRICES

   CLIN                      Description                           Cost       Invoice #    Date
   ----                      -----------                           ----       ---------    ----
MANDATORY, FIRM FIXED PRICE

0001         HMMS System Support (Month 1)                         $57,269       1883      06/30

0002         HMMS System Support (Month 2)                         190,898       1916      07/31

0003         HMMS System Support (Month 3)                         190,898       1947      08/31

0004         HMMS System Support (Month 4)                         190,898       2006      09/30

0005         HMMS System Support (Month 5)                         190,898       2062      10/31

0006         HMMS System Support (Month 6)                         190,898       2110      11/30

0007         HMMS System Support (Month 7)                         190,898       2139      12/31

0008         HMMS System Support (Month 8)                         183,698       2191      01/31

0009         HMMS System Support (Month 9)                         183,698
                                                                ----------

SUBTOTAL OF MANDATORY CLINs 0001-0009                           $1,570,053

0010         HMMS System Support (Month 10)                        183,698

0011         HMMS System Support (Month 11)                        144,458

0012         HMMS System Support (Month 12)                        144,458

0013         Technical Support for Anniston AD                      39,600
                                                                ----------

SUBTOTAL OF OPTIONAL CLINs 0010-0013                              $512,214

   CLIN                      Description                           Cost       Invoice #    Date
   ----                      -----------                           ----       ---------    ----
0014         Technical Support for AFMC Waste                      122,901
             Implementation (option executed at award)

0017         Sub-Contractor Support (Task 6)                         6,762

COST REIMBURSABLE, NOT TO EXCEED

0015         Travel                                               $132,035

0016         Equipment & Supplies                                  300,000

SUBTOTAL OF MANDATORY CLINs 0001-0009, 0014, 0017               $1,699,716

SUBTOTAL OF COST REIMBURSABLE CLINs 0015-0016                      432,035
                                                                ----------

GRAND TOTAL:                                                    $2,643,965

OPTIONAL, FIRM FIXED PRICE

0010         HMMS System Support (Month 10)                       $183,698

0011         HMMS System Support (Month 11)                        144,458

0012         HMMS System Support (Month 12)                        144,458

0013         Technical Support for Anniston AD                      39,600
             (Optional)

0014         Technical Support for AFMC Waste                      122,901
             Implementation (Optional)
                                                                ----------

SUBTOTAL OF OPTIONAL CLINs 0010-0014                              $635,115

COST REIMBURSABLE, NOT TO EXCEED

0015         Travel (NTE)                                         $130,000
             (Indirect Handling 8.12%)

0016         Materials & Suppliers (NTE)                           300,000
             (Indirect Handling 8.12%)
                                                                ----------

SUBTOTAL OF COST REIMBURSABLE CLINs 0015-0016                     $430,000
                                                                ----------

GRAND TOTAL                                                     $2,635,168

                     SECTION C - DESCRIPTION/WORK STATEMENT


C.1     BACKGROUND

Ogden Air Logistics Center, OO-ALC/LGN, provides information technology (IT) service for a wide range of Department of Defense (DoD customers. This support includes providing IT support for the maintenance of hazardous material throughout the United States at various DoD sites. The OO-ALC/LGN selected the Depot Maintenance - Hazardous Material Management System (HMMS) tool as a multi-service candidate system in 1991. HMMS has been offered, accepted and/or implemented at eleven (11) Air Force Material Command (AFMC) Facilities and thirteen (13) Maintenance Depots within the DoD to facilitate their improved business processes in managing their hazardous materials inventory. OO-ALC/LGN [HAFB] has asked FEDSIM to assist them with overall IT supports.

HMMS was first installed in 1993 at three pilot sites. It has since been implemented at Army, Navy, Marine Corps and Air Force Bases across the country and is currently active at 21 sites, all of which are participating in this delivery order. It was implemented and managed by the Joint Logistics System Command (JLSC) and is considered a very successful program by the HMMS User Community. Over the years, the HMMS User Community has become an active participant in the strength and maturity of the program. User Conferences and Functional Group leaders have been established. Through this avenue the HMMS User Community is able to continually request modifications and improvements to HMMS to support their business needs and to review the progress of the program. To continue the success of HMMS as a standard DoD Logistics system and to maintain the quality of the program, the HMMS User Community has requested that the support of this system be continued. Continued support of HMMS in the technical, training, software, hardware and data technician areas is crucial to the user community in support of their mission for managing hazardous materials, in compliance with the various regulatory agencies.

The hardware supporting HMMS sites consists of a HP9000 business server running HP-UX operating system and ORACLE database. The workstations, terminals, printers and telecommunications environments at the various HMMS locations are dynamic and constantly changing to meet their requirements. Each HMMS installation requires on-going customer support to provide software and hardware technology upgrades, troubleshooting and resolution of telecommunications problems and integration with site networks. Client PCs access HP9000 servers using TCP/IP connections allowing broadband LAN and modem connectivity. Configurations and networks vary widely from site to site. The HMMS Production Support team assists sites in working through connectivity issues to accommodate access over multiple LAN environments from various locations.

HMMS software is Government owned and Contractor supported. The program management of HMMS has been transferred from the Joint Logistics System Command
(JLSC) to the Air Force Material Command, Ogden Air Logistics Center (OO-ALC/LGN) and the HMMS Program Management is assigned to OO-ALC/LGN. The Functional Management responsibility is responsibility of the HMMS Group Leaders, which is comprised of a representative from each of the four services and chaired by Hill AFB/FM. HMMS is a standard system that is centrally managed and configuration-controlled by the Functional Group Leaders. Changes are requested and coordinated by the HMMS User Community and are reviewed and prioritized by the Functional Group Leaders. Priorities are reviewed at the User Conferences and quarterly Functional Group Leader meetings and forwarded to the Program and Functional Managers for final approval. Additionally, the application is supported by several Commercial Off The Shelf (COTS) packages that must be maintained, upgraded, managed, and integrated at the site. Standardization, identification, evaluation, maintenance, system integration, system support, and documentation of the environment, as they apply to HMMS, is within the scope of this delivery order.

C.2     SCOPE

The scope of this effort is to provide on-going support for specified HMMS government sites and to provide program management support to the OO-ALC/LGN department. The support shall include the areas of technical management, functional support, technical support, hardware and software maintenance, technology refreshment, technology research, customer hotline, data preparation technicians, and the procurement, installation and integration of specified hardware and software. In anticipation of new technological advancements that may improve the functionality of the HMMS system, identify, evaluate and make recommendations for new hardware and software components to meet the expanding user requirements for HMMS and maintain the technical viability, compatibility and standard features of the system.

Sites participating and supported by this delivery order are:

      Albany MCLB               Corpus Christi AD       Los Angeles AFB
      AMARC                     Edwards AFB             NADEP North Island
      Anniston AD               Eglin AFB               Red River AD
      Arnold AFB                Hanscom AFB             Tinker AFB
      Barstow MCLB              Hill AFB                Tobyhanna AD
      Brooks AFB                Kirtland AFB            Warner Robins AFB
      NADEP Cherry Point        Letterkenny AD          Wright Patterson AFB

C.3     GENERAL REQUIREMENTS

C.3.1   Contractor Responsibilities

The contractor shall provide non-personal services staff for program management, technical management, planning, software maintenance and development, technology refreshment, customer technical support, system administration support, customer hotline, and data preparation activities for OO-ALC/LGN in support of HMMS at participating sites.

C.3.2   Government Responsibilities

The government will provide reasonable assistance to the contractor to ensure accomplishment of the tasks specified in this task order. Specifically, the government will provide adequate workspace, workstations, furniture and access to telephones and office equipment for contractor on-site data entry technicians for the duration of this task. Office workspace will be of the same type used by government personnel.

The government will also provide the contractor access to personnel, installations, facilities, and computer hardware and software as needed to fulfill task requirements. The government will provide all necessary facilities for business server placement. Each site/location will provide the contractor team access to meeting rooms and other facilities as necessary to complete the work described.

The government will facilitate vendor/contractor access to the required installations and facilities and coordinate the issuance of proper identification media and applicable building passes.

OO-ALC/LGN will be the focal point for support of requirements. The focal point will be responsible for coordinating all activities that require interface with other departments and the vendor/contractor personnel. The government will provide sufficient access time to permit the timely accomplishments of the delivery order. The government will provide the vendor/contractor copies of or access to relevant documentation to successfully complete requirements.

The government will ensure that the contractor data entry technicians are not exposed to hazardous chemicals in the performance of their duties.

All equipment and software procured for this task order shall remain the property of the Government. The contractor shall provide the Program Office with an annual accounting of all hardware and software in the possession of contractor personnel and shall update the accounting with any equipment and software which is either procured under this contract or delivered to the government.

C.4     SPECIFIC TASKS

C.4.1   Task 1 - Project Management

The Contractor shall provide support in program management and centralized planning of HMMS for each of the specified HMMS sites. The Contractor shall provide management assistance in the ongoing support of the HMMS sites; planning and survey for new sites; research, application and integration of new system technologies. The contractor shall coordinate financial group meetings, conferences, requirements definition and implementation scheduling. The contractor shall recommend new system hardware and software components, recommend purchase and upgrades to system hardware and software, design, program, test, install, integrate, train and provide post-implementation support of HMMS. The contractor shall provide the managerial and technical oversight for the Technical Team and data entry support personnel associated with HMMS.

C.4.1.1  Task 1.1 - Monthly Project Status Report

The contractor shall provide a monthly project status report to FEDSIM and a copy to AFMC-OO-ALC/LGN and OO-ALC/FMD. The report shall be due on the tenth day of the month following the month in which the service was provided.

C.4.2   Task 2 - HMMS Technical Support & Development

The contractor shall provide support for the HMMS software as indicated in Paragraphs C.4.2.1 through C.4.2.5 below.

The contractor shall provide support for the HMMS operating system software as indicated in Paragraphs C.4.2.6 through C.4.2.9 below.

C.4.2.1  Task 2.1 - HMMS Software Maintenance

The contractor shall provide on-going support to maintain and improve the functional processes within HMMS software as prioritized and approved by the HMMS Functional Group Leaders, as detailed in C.4.2.2 through C.4.2.5 below. These requirements shall consist of maintenance requirements, feature clarifications, modifications, and deficiency reports submitted and prioritized by the HMMS User Community and approved by the HMMS Functional Group Leaders. The contractor shall provide support for all phases of project life cycle and implementation. The contractor shall conduct and/or participate in design approval reviews and provide documentation updates to reflect functional and operational impacts and alternatives.

The contractor shall support the enhancement of new software releases in operating system and support software as required and prioritized with other requirements by the HMMS management team.

C.4.2.2. Task 2.1.1 - HMMS Analysis, Design and Programming

The Contractor shall provide support in the areas of analysis, design, and program code for the approved HMMS system maintenance, enhancement, feature clarifications, modifications, and deficiency requests approved by OO-ALC/LGN and FEDSIM.

C.4.2.3  Task 2.1.2 - Software Acceptance Testing

The Contractor shall review site surveys, and equipment and software lists, and shall prepare and perform acceptance tests on the software to ensure that all approved requirements have been satisfied. Additionally the Contractor shall prepare functional testing and coordinate with OO-ALC/LGN, the Functional Group Leaders and the HMMS User Community for system acceptance on all system upgrades. All results and problems tracked through customer support shall be logged and reported to FEDSIM and OO-ALC/LGN upon request and in the monthly report.

C.4.2.4  Task 2.1.4 - Documentation and Release Information

The contractor shall provide documentation updates including Release Notes and Release Implementation Guidelines, page updates (one copy per site) and paperless electronic on-line HMMS User Manual, and Operations Manual updates. The Contractor shall provide the documentation to the sites in coordination with scheduled block release dates.

C.4.2.5  Task 2.1.5 - HMMS Web Server Maintenance Support

The Contractor shall maintain and operate the HMMS web server to provide access to current project information, newsletters, baseline change requests, and technical support for the system.

C.4.2.6  Task 2.2 - HMMS System Hardware & Software Maintenance

The contractor shall provide support for the HMMS operating system software as indicated in Paragraphs C.4.2.7 through C.4.2.9 below.

C.4.2.7  Task 2.2.1 - HP9000 Business Server Operating System Upgrades

The contractor shall provide technical expertise in the maintenance of the HP-UX Operating System software. The Contractor shall provide technical assistance, recommendations, and support in the transition any migration to succeeding versions as agreed upon with FEDSIM and the HMMS Program Office, OO-ALC/LGN. This is an on-going effort to maintain supportability of and compliance with the Joint Technical Architecture as defined by the DoD and adopted by the Services.

C.4.2.8  Task 2.2.2. - Oracle Database System Maintenance

The contractor shall provide technical expertise in the maintenance of the Oracle RDBMS software. The Contractor shall provide technical assistance, recommendations, and support in the migration of Oracle products to new releases and new capabilities. This is an on-going effort to maintain supportability of and compliance with the Joint Technical Architecture as defined by the DoD and adopted by the Services.

C.4.2.9  Task 2.2.3 - SQL Forms Software Upgrades

The contractor shall implement and maintain HMMS Client/Server Software (Oracle Forms 4.5 or latest version). Support for earlier versions of Oracle Forms will be required to the extent necessary to convert a system to a Y2K configuration. Software releases will consist of approved requirements packaged in scheduled block releases, in roughly 6-month intervals.

C.4.3   Task 3 - HMMS Site Technical Support

The contractor shall provide technical support for the HMMS User Community at participating sites as indicated in Paragraphs C.4.3.1 through C.4.3.3 below.

C.4.3.1  Task 3.1 - HMMS Site Technical Support

Technical support shall be provided by an off-site Production Support Team. Trouble-shooting and problem resolution shall be provided to resolve site specific problems with the functional processes, system software, telecommunications, network integration, data integrity and other software and hardware used in direct support of HMMS. On-site visits shall be provided as required to resolve site-specific problems and to assist in the installation and acceptance testing of hardware and software releases. Travel to sites is under the direction of OO-ALC/LGN, and approval by FEDSIM COR.

C.4.3.2  Task 3.2 - HMMS Site Network Support

The contractor shall assist sites in troubleshooting telecommunications problems as they directly relate to the functionality and connectivity for HMMS. The telecommunications environments include Ethernet, TCP/IP, Novell, IPX, NETBIOS, Windows NT, and Windows 95/98. The telecommunications environments at each site varies, and is the responsibility of site network personnel.

C.4.3.3. Task 3.3. - HMMS Release Support

The contractor shall provide support for scheduled software maintenance releases. On-site technical support shall be provided as required for software beta sites. The Contractor shall provide on-site technical assistance to beta sites and telephone and/or assistance to all sites for software maintenance releases.

C.4.4   Task 4 - Customer Service

The contractor shall provide customer service support for the HMMS User Community at participating sites as indicated in Paragraphs C.4.4.1 through
C.4.4.3 below.

C.4.4.1  Task 4.1 - Hardware/Software Procurement

The contractor shall make purchases approved by the Program Office, OO-ALC/LGN, of hardware and system software to support ongoing technical maintenance and customer support activities required by HMMS. The contractor shall conduct/participate in a survey of support activities to determine HMMS support and maintenance requirements. The contractor shall evaluate the hardware, communication and software requirements for the maintenance and support of HMMS and make recommendations and requests to the HMMS Program Office and the User Community. The contractor may be instructed to purchase the hardware and software to be installed and maintained at the HMMS sites, as approved by the Program Office and the FEDSIM COR.

C.4.4.2  Task 4.2 - HMMS Training

The contractor shall prepare, coordinate and conduct training for HMMS to new and existing sites on an as-needed basis. The training shall be provided as a train-the trainer (cadre) concept. The Contractor shall provide training material for each training session. Training sessions at HMMS sites must be coordinated and approved by the FEDSIM COR.

C.4.4.3  Task 4.3 - HMMS Customer Help Desk

The contractor shall maintain the customer help desk to provide telephone support 5 days per week, Monday through Friday. The customer help desk shall assist the HMMS User Community in the resolution of functional, technical, network and general HMMS questions and problems.

All problem reports shall be logged, maintained and made available on request to the FEDSIM COR and shall be reported in the contractor's monthly report.

C.4.5   Task 5 - Computer Technician Support

The contractor shall provide on-site computer technician support personnel for HMMS for the sites and level specified below.

                                     Number of
Site                                Technicians    Level of Support    Support Period
-------------------------------------------------------------------------------------------
Albany MCLB                             1          Computer Tech 2      Through 31 Dec 1999
Anniston Army Depot*                    1          Computer Tech 2      Through 31 May 2000
Brooks AFB                              1          Computer Tech 2      Through 31 Mar 2000
Edwards AFB                             1          Computer Tech 2      Through 31 Mar 2000
Eglin AFB                               1          Computer Tech 2      Through 31 Mar 2000
Hanscom AFB                             1          Computer Tech 1      Through 31 Mar 2000
Hill AFB                                1          Computer Tech 2      Through 31 Mar 2000
Kirtland AFB                            1          Computer Tech 1      Through 31 Mar 2000
Letterkenny Army Depot                  1          Computer Tech 2      Through 31 Dec 1999
Los Angeles AFB                         1          Computer Tech 1      Through 31 Mar 2000
Red River Army Depot                    1          Computer Tech 2      Through 31 May 2000
Tinker AFB                              2          Computer Tech 2      Through 31 Mar 2000
Robins AFB                              1          Computer Tech 2      Through 31 Mar 2000
Robins AFB                              .5         Computer Tech 1      Through 31 Mar 2000
Wright Patterson AFB                    1          Computer Tech 1      Through 31 Mar 2000
                            Total:    15.5

*Optional CLIN 0014

C.4.5.1  Task 5.1 - Technician Level 1 - HMMS Date Input & Retrieval

The contractor shall provide support to the Site HazMat Manager/HMMS Site POC for the entry and retrieval of information to and from the HMMS database. Priority of workload varies from site to site and will be determined by the Site HazMat Manager/HMMS Site POC. Direction of day-to-day activities and requests from users must be approved by the HMMS Site POC.

Task 5.1.1 - Material Safety Data Sheet (MSDS) Input and Verification

The contractor shall receive MSDS data in paper form from appropriate site personnel and provide support in the research, entry, and/or update of MSDS data in HMMS. The contractor shall attempt to locate existing MSDS data in HMMS or HMIS and use this data to create a new MSDS record. The contractor shall verify the data in the new record is correct by matching the fields to the paper record and update appropriate fields. The contractor shall make reasonable attempts to locate missing data, including contacting the manufacturer, searching CD-ROMS, using on-line information, or reference texts.

Upon completion of MSDS entry, the MSDS is to be sent to appropriate site engineering (BIO/Environmental) for entry of hazardous material code and final verification of MSDS information.

Task 5.1.2 - Input of HMMS Transaction Data

The contractor shall provide general data input support for HMMS transactions. This includes but is not exclusive to zone, license, printing HMMS labels and employee information.

Task 5.1.3 - Running Reports

The contractor shall run and print HMMS "Canned" reports which can be run from the menu options using selection criteria for report options (i.e., date ranges, location, NSN, etc.) provided by the requestor.

Task 5.1.4 - Clerical Tasks

The contractor shall provide general office support such as answering telephones and filing MSDS forms.

C.4.5.2 Task 5.2 - Technician Level 2 - HMMS Functional Assistant and Report Writer

In addition to being able to accomplish the duties of the Level 1 Technician, the contractor shall provide support in the functional operation of HMMS and create reports using the report writer software, IQ/Objects. These duties will be prioritized by the HMMS Site POC and include the following tasks:

Task 5.1.2 - Input of HMMS Transaction Data

The contractor shall provide general data input support for HMMS transactions. This includes but is not exclusive to zone, license, printing HMMS labels and employee information.

Task 5.1.3 - Running Reports

The contractor shall run and print HMMS "Canned" reports which can be run from the menu options using selection criteria for report options (i.e., date ranges, location, NSN, etc.) provided by the requestor.

Task 5.1.4 - Clerical Tasks

The contractor shall provide general office support such as answering telephones and filing MSDS forms.

C.4.5.2 Task 5.2 - Technician Level 2 - HMMS Functional Assistant and Report Writer

In addition to being able to accomplish the duties of the Level 1 Technician, the contractor shall provide support in the functional operation of HMMS and create reports using the report writer software, IQ/Objects. These duties will be prioritized by the HMMS Site POC and include the following tasks:

Task 5.2.1 - Material Safety Data Sheet (MSDS) Input and Verification

The contractor shall receive MSDS data in paper form from appropriate site personnel and provide support in the research, entry, and/or update of the MSDS data in HMMS. The contractor shall attempt to locate existing MSDS data in HMMS or HMIS and use this data to create a new MSDS record. The contractor shall verify the data in the new record is correct by matching the fields to the paper record and update appropriate fields. The contractor shall make reasonable attempts to locate missing data, including contacting the manufacturer, searching CD-ROMS, using on-line information, or reference texts.

Upon completion of MSDS entry, the MSDS is to be sent to appropriate site engineering (BIO/Environmental) for entry of hazardous material code and final verification of MSDS information.

Task 5.2.2 - Input of HMMS Transaction Data

The contractor shall provide general data input support for HMMS transactions. This includes but is not exclusive to zone, license, printing HMMS labels and employee information.

Task 5.2.3 - Running Reports

The contractor shall run and print HMMS "Canned" reports which can be run from the menu options including existing IQ/Objects reports, using selection criteria for report options (i.e., date ranges, location, NSN, etc.) provided by the requestor.

Task 5.2.4 - Clerical Tasks

The contractor shall provide general office support such as answering telephones and filing MSDS forms.

Task 5.2.5 - Creating IQ/Objects Reports for HMMS

The contractor shall provide support to HazMat Cell in creating IQ/Objects reports. This includes gathering report requirements from the requestor, including database elements, format, and selection criteria. The contractor shall make reasonable attempt to verify the results of the report but the requestor is responsible for the final verification of the report data.

Task 5.2.6 - Provide Functional Assistance for HMMS

The contractor shall provide general assistance with the functional aspect of the HMMS to the users at the site.

Task 5.2.7 - Assist with Material Inventory

The contractor shall provide general assistance with the functional aspect of the HMMS to the users at the site.

Task 5.2.7 - Assist with Material Inventory

The contractor shall provide support to the HazMat Cell to inventory material and reconcile inventory data in HMMS. This includes using the remote data collector to scan serial numbers and collect data for download into the data collection functions within HMMS. The contractor shall not be exposed to any hazardous materials during this process and is to assist trained personnel only in the collection of this data.

Computer technician support may be re-allocated to alternate sites at the direction of the FEDSIM COR if one or more of the above sites reduce and/or eliminate their requirements for this support.

C.4.5.3  Task 5.3 - Computer Technician Management and Quality Assurance

The Contractor shall provide managerial oversight and periodic quality assurance of the data entry technician activities at the HMMS sites with contractor provided data entry personnel.

C.4.6   Task 6 - Subject Matter Expert (Sub-Contractor) Support

The contractor shall provide subject matter expertise for the Hazardous Waste Processing Facility (HWPF) and the Hazardous Waste Tracking System (HWTS) at Warner Robins AFB to facilitate development of similar functional capabilities within HMMS. This shall include evaluation of proposed HMMS system changes and technical assistance to the staff of the Hazardous Waste Processing Facility at Warner Robins and work with the HMMS Developers (Layton, Utah). The contractor shall install and test the latest version of HMMS and assess its compatibility with the current operations of the HWPF and Hazardous Waste Tracking System
(HWTS) at Warner Robins AFB. Coordination will focus on such topics as data compatibility, bar-code implementation, and report generation. Travel to Layton, Utah will be required in support of this task.

C.5     PERSONNEL SECURITY CLEARANCES

The contractor shall comply with site specific security requirements as they apply to the their work related activities. HMMS is not classified and no other security considerations are required. If clearances are required at specific sites, the Government will provide security classification guidance to assigned contractor personnel. Contractor personnel may begin on this Task Order prior to issuance of their clearances after receiving written acceptance from the base. However, the contractor is obliged to expedite processing of security clearance documentation, and to take all possible steps to assure eligibility of personnel through pre-hire background checks.

C.6     PLACE OF PERFORMANCE

Sites listed below are places of performance and contractor offices. The type of support to be provided at each site is also specified below.

Site                             Type of Support
--------------------------------------------------------------------------------
Albany MCLB                      Technical Support and Computer Tech Support
AMARC                            Technical Support
Anniston AD                      Technical Support
Arnold AFB                       Technical Support
Barstow MCLB                     Technical Support
Brooks AFB                       Technical Support and Computer Tech Support
Corpus Christi AD                Technical Support
Cherry Point NADEP               Technical Support

C.4.5.3  Task 5.3 - Computer Technician Management and Quality Assurance

The Contractor shall provide managerial oversight and periodic quality assurance of the data entry technician activities at the HMMS sites with contractor provided data entry personnel.

C.5     PERSONNEL SECURITY CLEARANCES

The contractor shall comply with site specific security requirements as they apply to the their work related activities. HMMS is not classified and no other security considerations are required. If clearances are required at specific sites, the Government will provide security classification guidance to assigned contractor personnel. Contractor personnel may begin work on this Task Order prior to issuance of their clearances after receiving written acceptance from the base. However, the contractor is obliged to expedite processing of security clearance documentation, and to take all possible steps to assure eligibility of personnel through pre-hire background checks.

C.6     PLACE OF PERFORMANCE

Sites listed below are places of performance and contractor offices. The type of support to be provided at each site is also specified below.

Site                             Type of Support
--------------------------------------------------------------------------------
Albany MCLB                      Technical Support and Computer Tech Support
AMARC                            Technical Support
Anniston AD                      Technical Support
Arnold AFB                       Technical Support
Barstow MCLB                     Technical Support
Brooks AFB                       Technical Support and Computer Tech Support
Corpus Christi AD                Technical Support
Cherry Point NADEP               Technical Support
Edwards AFB                      Technical Support and Computer Tech Support

Eglin AFB                        Technical Support and Computer Tech Support
Hanscom AFB                      Technical Support and Computer Tech Support
Hill AFB                         Technical Support and Computer Tech Support
Kirtland AFB                     Technical Support and Computer Tech Support
Letterkenny AD                   Technical Support and Computer Tech Support
Los Angeles AFB                  Technical Support and Computer Tech Support
North Island NADEP               Technical Support
Red River AD                     Technical Support and Computer Tech Support
Tinker AFB                       Technical Support and Computer Tech Support
Tobyhanna AD                     Technical Support
Robins AFB                       Technical Support and Computer Tech Support
Wright Patterson AFB             Technical Support and Computer Tech Support

Additional sites may be added

Computer technician support is provided at the government site. Contractor-Site facilities shall be provided by the contractor for the management, technical, customer support, help desk and software maintenance support for HMMS.

C.7     PROBLEM NOTIFICATION REPORT (PNR)

The contractor shall notify FEDSIM and HMMS and/or related site management, immediately upon identification of problems that affect or potentially affect the contract. The contractor shall follow up verbal notification in writing, in the form of a PNR for each problem encountered. The PNR shall state the nature and source (description) of the problem, description of the impact of the problem on the task or deliverable(s), the recommended solutions and/or corrective actions needed to resolve the problem, and the proposed schedule for resolving the problem. Submission of the report must be within 24 hours after the identification of the problem.

C.8     POINTS OF CONTACT

Mr. William P. Kreykenbohm, FEDSIM Program Manager, COR, Commercial (703) 606-9853, fax (703) 605-9880

Mr. Jay Mead, OO-ALC/FMDR, Hill AFB, 801-777-6652

Mr. Steven Barney, OO-ALC/LGNI, Hill AFB, 801-775-3170.

                        SECTION D - PACKAGING AND MARKING


NOTE: Paragraphs D.1 - D.4 of Contract GS00TAJC3499 are applicable to this task order and are hereby incorporated by reference.

                      SECTION E - INSPECTION AND ACCEPTANCE


NOTE: Paragraphs E.1 through E.3 and E.4.1 through E.6.3 of Contract GS00T99AC3174 are applicable to this task order and are hereby incorporated by reference.

E.4     INSPECTION AND ACCEPTANCE

The individual below has been designated as Hill Air Force Base's point of contact. This individual will e responsible for on-site inspection and acceptance of the contractor's deliverables.

Client Point of Contact:     Jay Mead
                             OO-ALC/FMDR, Hill AFB
                             (801) 777-6652

NOTE: Paragraphs F.1 and F.2 and F.6 through F.15 of Contract GS00T99AJC3174 are applicable to this task order and are hereby incorporated by reference.

                      SECTION F - DELIVERIES OR PERFORMANCE


F.3     PLACE OF PERFORMANCE

The Contractor shall perform work at the Contractor's facility, and at locations identified in Task 5 and Section C.6. All travel shall be conducted at the direction of the Government and in accordance with Federal Travel Regulations.

With some possible exceptions, work hours shall be consistent with Government personnel duty hours, generally 8:00 A.M. until 5:00 P.M., Monday through Friday, and consistent with Government holidays.

F.4     PERIOD OF PERFORMANCE

Project Start (PS) date shall be June 21, 1999. The period of performance shall be approximately thirteen (13) months from PS date and end July 31, 2000.

F.5     TASK ORDER SCHEDULE AND MILESTONE DATES

The following schedule of milestone/deliverables will be used by the Government to monitor Task Order progress. This schedule is required to meet mission and development objectives by ensuring timely completion of tasks so that related/dependent tasks are not adversely effected. Variances to this schedule will be reviewed and may or may not be acceptable.

                                                                               PLANNED
MILESTONE/DELIVERABLE                              RESPONSIBILITY          COMPLETION DATE
---------------------                              --------------          ---------------
Project Start (PS)                                     FEDSIM               June 21, 1999

Task 1 - Program Management                          Contractor           10th of Each Month
         Monthly Status Reports

Task 2 - HMMS Technical Support                      Contractor             July 31, 2000
         & Development

Task 3 - HMMS Site Technical Support                 Contractor             July 31, 2000

Task 4 - Customer Service                            Contractor             July 31, 2000

Task 5 - Computer Technician Support                 Contractor             July 31, 2000
         At Deport Sites


F.6     CONTRACT DELIVERABLES AND REPORTS

The Contractor shall provide all reports prepared by the Contractor to the Air Force point of contact, Jay Mead, identified in Section C.8. The contractor shall provide a copy of each status report to the FEDSIM COR and the client-agency point of contact.

The Contractor shall document reports, work activities, priorities, schedules, and status in monthly status reports.

                    SECTION G - CONTRACT ADMINISTRATION DATA


NOTE: Paragraphs G.1 and G.3 through G.6 of Contract GS00T99AJC3174 are applicable to this task order and are hereby incorporated by reference.

G.2     INVOICE SUBMISSION

The contractor shall submit invoices in accordance with the instructions specified below. Generally, invoices for firm fixed-price contract line item numbers (CLINs) may be submitted upon completion of each deliverable as specified in this task order and conditioned upon acceptance of the deliverable(s).

Invoices for cost-reimbursable CLINs may be submitted on a monthly basis. Non-local travel shall not be invoiced for an amount less than $1,000, unless billed on the final invoice. Copies of written acceptance of all deliverable products/services must be attached to the invoices, and all back up material for long distance travel and equipment.

The contractor shall submit invoices to the following: (Also see Clause 552.232-72 on Page I-13.

        (1)    Send Original Invoice to:

               General Services Administration
               Finance Division (299X)
               P.O. Box 17181
               Forth Worth, TX 76102
               Mark Invoice:  ORIGINAL

        (2)    Send Copies to:

               GSA/FEDSIM/TFME
               5203 Leesburg Pike, Suite 1100
               Falls Church, VA  22041
               ATTN:  William P. Kreykenbohm, Program Manager
               Mark Invoice:  COPY

               GSA/TFMGD (as specified in the TO)
               5203 Leesburg Pike Suite 1100
               Falls Church, VA  22041
               ATTN:  Julia Sevin, Contracting Officer
               Mark Invoice:  COPY

                    SECTION H - SPECIAL CONTRACT REQUIREMENTS

NOTE: Paragraphs H.1 through H.17 of Contract GS00T99AJC3174 are applicable to this task order and are hereby incorporated by reference.

                          SECTION I - CONTRACT CLAUSES


NOTE: Paragraphs I.1 through I.10 of Contract GS00T99AJC3174 are applicable to this task order and are hereby incorporated by reference.

             SECTION K - REPRESENTATIONS, CERTIFICATIONS, AND OTHER
                             STATEMENTS OF OFFERORS


NOTE: Paragraphs K.1 through K.17 of Contract GS00T99AJC3174 are applicable to this task order and are hereby incorporated by reference.



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